Exhibit 99.1
EXTERRAN

Exterran Holdings and Exterran Partners Report
First Quarter 2008 Results

HOUSTON, May 7, 2008 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the first quarter 2008.

Exterran Holdings, Inc. Financial Results

Exterran Holdings reported net income for the first quarter 2008 of $49.4 million, or $0.73 per share, compared to $58.5 million, or $0.87 per share, for the fourth quarter 2007 and $25.4 million, or $0.71 per share, for the first quarter 2007.

Merger and integration pretax charges related to the merger of Hanover Compressor Company and Universal Compression Holdings, Inc. into Exterran Holdings totaled $4.4 million, or $0.05 per share, in the first quarter 2008 compared to $9.3 million, or $0.08 per share, in the fourth quarter 2007 and $0.3 million in the first quarter 2007.

Revenue was $740.1 million for the first quarter 2008 compared to $853.4 million for the fourth quarter 2007 and $448.0 million for the first quarter 2007.  EBITDA, as adjusted (as defined below), was $211.2 million for the first quarter 2008 compared to $212.5 million for the fourth quarter 2007 and $117.9 million for the first quarter 2007.

The merger of Hanover and Universal was completed on August 20, 2007, and periods prior to the merger reflect only Hanover’s results.  All share and per share amounts have been retroactively adjusted to reflect the merger conversion ratio of 0.325 shares of Exterran Holdings common stock for each share of Hanover common stock for all periods discussed or presented.

Stephen A. Snider, Exterran Holdings’ President and CEO said, “We are excited about the start of our first full year of operations as Exterran and are very encouraged about the progress of our international and total solutions businesses.  Although merger integration and operational challenges have slowed the performance of our North American business, we are addressing these issues and expect to deliver improvements in revenues and margins in this business by the last half of 2008.  We recently transferred key management team members to our North American organization, bringing valuable additional resources and experience to help us complete our merger integration, further our service excellence initiative, and resume growth in our North American business.”

Exterran Partners, L.P. Financial Results

Exterran Partners reported revenue of $35.3 million in the first quarter 2008 compared to $36.6 million in the fourth quarter 2007 and $17.6 million in the first quarter 2007.  Net income was $6.5 million in the first quarter 2008 compared to $7.3 million in the fourth quarter 2007 and $2.3 million in the first quarter 2007.  EBITDA, as further adjusted (as defined below), totaled $19.2 million in the first quarter 2008 compared to $20.1 million in the fourth quarter 2007 and $9.5 million in the first quarter 2007.  Distributable cash flow (as defined below) totaled $14.0 million in the first quarter 2008 compared to $14.1 million in the fourth quarter 2007 and $6.0 million in the first quarter 2007.

On April 28, 2008, Exterran Partners announced a cash distribution of $0.425 per limited partner unit for the first quarter 2008 compared to $0.425 per limited partner unit for the fourth quarter 2007 and $0.35 per limited partner unit for the first quarter 2007.

“We are pleased with another solid performance by Exterran Partners in the first quarter, which included a distribution 21% higher than the prior year period’s distribution.   Exterran Partners continues to work toward a possible acquisition of certain contract operations assets and contracts from Exterran Holdings in a drop-down transaction and recently obtained financing commitments to expand its existing senior secured debt facility in contemplation of the proposed drop-down transaction,” commented Mr. Snider, Chairman, President and CEO of Exterran Partners’ general partner. “We believe the large pool of U.S. contract compression assets that can be offered for sale by Exterran Holdings to Exterran Partners over time and attractive ongoing market opportunities continue to enhance our outlook.”

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their first quarter 2008 earnings release:

•
Teleconference: Wednesday, May 7, 2008 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  To access the call, United States and Canadian participants should dial 888-727-7721. International participants should dial 913-312-0381 at least 10 minutes before the scheduled start time. Please reference Exterran conference call number 4019182.

•	Live Webcast: The webcast will be available in listen-only mode via the Companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Wednesday, May 7, until 2:00 p.m. Eastern Time Wednesday, May 14, 2008. To listen to the replay, please dial 888-203-1112 in the United States and Canada, or 719-457-0820 internationally, and enter access code 4019182.

*****
With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as income from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, minority interest, excluding non-recurring items, and extraordinary gains or losses.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income plus depreciation expense, non-cash selling, general and administrative expenses, interest expense and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures, and excluding non-recurring items.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense, depreciation expense, non-cash selling, general and administrative expenses and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, and excluding non-recurring items.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in more than 30 countries.

Exterran Partners, L.P. was formed by Exterran Holdings to provide natural gas contract compression services to customers throughout the United States. Exterran Holdings owns 51% of Exterran Partners.

For more information, visit www.exterran.com.

Forward Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Exterran Holdings, Inc. and Exterran Partners, L.P. (the “Companies”).  Forward-looking information includes, but is not limited to: Exterran Holdings’ expectation to deliver improvements in revenue and margins in the North American business by the last half of 2008; the Companies’ operational and financial strategies, and the Companies’ ability to successfully effect those strategies; the Companies’ financial and operational outlook and ability to fulfill that outlook; demand for the Companies’ products and services and growth opportunities for those products and services; the ability of Exterran Holdings and Exterran Partners to complete a possible transaction and the expected timing of the closing of such a transaction; the expected benefits of such a transaction; and Exterran Holdings’ intention to offer and sell other assets to Exterran Partners over time.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the accuracy of the forward-looking information. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are:  changes in Exterran Holdings’ credit rating and the factors that impact its credit rating; the failure to realize anticipated synergies from the merger; changes in master limited partnership equity markets and overall financial markets that impact the effect of the drop-down of additional assets from Exterran Holdings to Exterran Partners; changes in tax laws that impact master limited partnerships, including drop-downs of additional assets into Exterran Partners; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for natural gas and the impact on the price of natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; the Companies’ ability to timely and cost-effectively integrate their enterprise resource planning systems; changes in safety and environmental regulations pertaining to the production and transportation of natural gas; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Companies’ Annual Reports on Form 10-K for the year ended December 31, 2007, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Pat (Patricia) Wente (713) 335-7011
Media: Rick Goins (832) 554-4918
 (Tables Follow)

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Revenues:
North America contract operations	$199,076	$202,956	$99,635
International contract operations	119,892	111,414	67,291
Aftermarket services	84,172	102,307	47,301
Fabrication	336,949	436,698	233,751
	740,089	853,375	447,978

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	88,288	86,300	39,982
International contract operations	39,385	40,441	23,305
Aftermarket services	66,927	82,633	36,631
Fabrication	263,743	362,425	193,503
Selling, general and administrative	89,687	89,659	49,906
Merger and integration expenses	4,439	9,326	324
Depreciation and amortization	90,449	85,822	49,488
Fleet impairment	1,450	-	-
Interest expense	33,220	34,959	28,272
Equity in (income) loss of non-consolidated affiliates	(6,093)	(5,541)	(5,683)
Other (income) expense, net	(12,999)	(15,002)	(7,597)
	658,496	771,022	408,131
Income from continuing operations before income taxes
and minority interest	81,593	82,353	39,847
Provision for income taxes	29,977	19,979	14,445
Minority interest, net of taxes	2,643	3,880	-
Income from continuing operations	48,973	58,494	25,402
Income from discontinued operations, net of tax	398	-	-
Net income	$49,371	$58,494	$25,402
Earnings per share - Basic(1):
Income from continuing operations	$0.75	$0.90	$0.76
Income from discontinued operations, net of tax	0.01	-	-
Net income (loss)	$0.76	$0.90	$0.76
Earnings per share - Diluted(1):
Income from continuing operations (2)	$0.73	$0.87	$0.71
Income from discontinued operations, net of tax	-	-	-
Net income	$0.73	$0.87	$0.71
Weighted average common and equivalent shares outstanding (1):
Basic	65,065	65,276	33,607
Diluted	68,831	68,715	38,226

(1) Adjusted for the Hanover common share conversion ratio in the merger of Hanover and Universal for the period ended March 31, 2007.
(2) Net income for the diluted earnings per share calculation for the three-month periods ending March 31, 2008, December 31, 2007 and March 31, 2007 is adjusted to add back interest expense and amortization of financing costs, net of tax, relating to the Company's convertible senior notes totaling $1.2 million, $1.2 million and $1.6 million, respectively.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Revenues:
North America contract operations	$199,076	$202,956	$99,635
International contract operations	119,892	111,414	67,291
Aftermarket services	84,172	102,307	47,301
Fabrication	336,949	436,698	233,751
Total	$740,089	$853,375	$447,978

Gross Margin (1):
North America contract operations	$110,788	$116,656	$59,653
International contract operations	80,507	70,973	43,986
Aftermarket services	17,245	19,674	10,670
Fabrication	73,206	74,273	40,248
Total	$281,746	$281,576	$154,557

Selling, General and Administrative	$89,687	$89,659	$49,906
% of Revenues	12%	11%	11%

EBITDA, as adjusted (1)	$211,151	$212,460	$117,931
% of Revenues	29%	25%	26%

Capital Expenditures	$102,575	$119,279	$72,746
Less: Proceeds from Sale of PP&E	(2,527)	(6,463)	(11,798)
Net Capital Expenditures	$100,048	$112,816	$60,948

Gross Margin Percentage:
North America contract operations	56%	57%	60%
International contract operations	67%	64%	65%
Aftermarket services	20%	19%	23%
Fabrication	22%	17%	17%
Total	38%	33%	35%

Reconciliation of GAAP to Non-GAAP Financial Information:
Income from continuing operations	$48,973	$58,494	$25,402
Depreciation and amortization	90,449	85,822	49,488
Fleet impairment	1,450	-	-
Interest expense	33,220	34,959	28,272
Merger and integration expenses	4,439	9,326	324
Minority interest	2,643	3,880	-
Provision (benefit) for income taxes	29,977	19,979	14,445
EBITDA, as adjusted (1)	211,151	212,460	117,931
Selling, general and administrative	89,687	89,659	49,906
Equity in (income) loss of non-consolidated affiliates	(6,093)	(5,541)	(5,683)
Other (income) expense	(12,999)	(15,002)	(7,597)
Gross Margin (1)	$281,746	$281,576	$154,557

	March 31,	December 31,	March 31,
	2008	2007	2007

Debt	$2,326,104	$2,333,924	$1,365,669
Stockholders' Equity	$3,186,342	$3,162,260	$1,088,695
Total Debt to Capitalization	42.2%	42.5%	55.6%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands; dollars in millions)

	March 31,	December 31,
	2008	2007
Total Available Horsepower:
North America contract operations	4,476	4,514
International contract operations	1,461	1,447
Total	5,937	5,961

Total Operating Horsepower:
North America contract operations	3,535	3,632
International contract operations	1,350	1,306
Total	4,885	4,938

Horsepower Utilization:
North America contract operations	79%	80%
International contract operations	92%	90%
Total	82%	83%

	March 31,	December 31,	March 31,
	2008	2007	2007
Fabrication Backlog:
Compression & accessory	$354	$322	$ 354
Production & processing	919	788	419
Total	$1,273	$1,110	$ 773

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007

Revenue	$35,267	$36,575	$17,585

Costs and expenses:
Cost of sales (excluding depreciation)	16,143	15,511	7,507
Depreciation	5,674	5,660	2,782
Selling, general and administrative	3,001	4,134	2,770
Interest expense	3,801	3,872	2,133
Other (income) expense, net	(10)	(4)	(6)
Total costs and expenses	28,609	29,173	15,186
Income before income taxes	6,658	7,402	2,399
Income tax (benefit) expense	111	90	56
Net income	$6,547	$7,312	$2,343

General partner interest in net income	$187	$205	$47

Limited partner interest in net income	$6,360	$7,107	$2,296

Weighted average limited partners' units outstanding:
Basic	16,679	16,679	12,650

Diluted	16,791	16,753	12,671

Earnings per limited partner unit:
Basic	$0.38	$0.43	$0.18

Diluted	$0.38	$0.42	$0.18

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,		December 31,		March 31,
	2008		2007		2007

Revenue	$35,267		$36,575		$17,585

Gross Margin, as adjusted (1)	$22,698		$23,755		$11,980

EBITDA, as further adjusted (1)	$19,161		$20,122		$9,480
% of Revenue	54%		55%		54%

Capital Expenditures	$4,469		$8,585		$6,079
Proceeds from Sale of PP&E	-		-		-
Net Capital Expenditures	$4,469		$8,585		$6,079

Gross Margin percentage, as adjusted	64%		65%		68%

Distributable cash flow (2)	$14,020		$14,108		$5,974

Distributions per Limited Partner Unit	$0.425		$0.425		$0.278
Distribution to All Unitholders, including Incentive Distributions	$7,290		$7,292		$3,585
Distributable Cash Flow Coverage	1.92	x	1.93	x	1.67	x

	March 31,		December 31,		March 31,
	2008		2007		2007

Debt	$217,000		$217,000		$125,000
Total Partners' Capital	$139,926		$145,159		$71,064
Total Debt to Capitalization	61%		60%		64%
Total Debt to Annualized EBITDA, as further adjusted (1)	2.8	x	2.7	x	3.3	x
EBITDA, as further adjusted (1) to Interest Expense	5.0	x	5.2	x	4.4	x

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$6,547	$7,312	$2,343
Income tax (benefit) expense	111	90	56
Depreciation	5,674	5,660	2,782
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	3,574	2,687	1,578
Non-cash selling, general and administrative costs	(546)	501	588
Interest expense, net of interest income	3,801	3,872	2,133
EBITDA, as further adjusted (1)	19,161	20,122	9,480
Cash selling, general and administrative costs (see note 1 below)	3,547	3,633	2,671
Less: cap on selling, general and administrative costs provided by EXH	-	-	(171)
Less: other income, expense, net	(10)	-	-
Gross Margin, as adjusted for operating cost caps provided by EXH (1)	$22,698	$23,755	$11,980
Other income, expense, net	10	-	-
Less: Cash interest expense	(3,696)	(3,643)	(2,077)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(3,547)	(3,633)	(2,500)
Less: Income tax (expense) benefit	(111)	(90)	(56)
Less: Maintenance capital expenditures	(1,334)	(2,281)	(1,373)
Distributable cash flow (2)	$14,020	$14,108	$5,974

Cash flows from operating activities	$3,991	$9,635	$7,921
Amortization of debt issuance cost	(64)	(67)	(56)
Amortization of fair value of acquired interest rate swaps	(41)	(162)	-
Cap on operating and selling, general and administrative costs provided by EXH	3,574	2,687	1,578
Interest expense, net of interest income	3,801	3,872	2,133
Cash interest expense	(3,696)	(3,643)	(2,077)
Maintenance capital expenditures	(1,334)	(2,281)	(1,373)
Change in current assets/liabilities	7,789	4,067	(2,152)
Distributable cash flow (2)	$14,020	$14,108	$5,974

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007

Total Available Horsepower (at period end)	720	723	358

Average Operating Horsepower	659	667	331

Horsepower Utilization:
Spot (at period end)	91%	93%	93%
Average	91%	94%	95%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	1,274	1,294	1,154

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	4,365	4,403	2,098

% of U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners under Converted Contract Form (at period end)	29.2%	29.4%	55.0%